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                                                                    EXHIBIT 4.26

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                          SECOND SUPPLEMENTAL INDENTURE


                          Dated as of December 27, 2001


                                  to Indenture


                          Dated as of December 12, 2000


                                      Among


                   AMERISOURCE HEALTH CORPORATION, as Issuer,


                      AMERISOURCE CORPORATION, as Guarantor


                                       and


                    BANK ONE TRUST COMPANY, N.A., as Trustee


                               __________________


             5% Convertible Subordinated Notes due December 1, 2007

================================================================================

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          This SECOND SUPPLEMENTAL INDENTURE dated as of December 27, 2001
("Second Supplemental Indenture"), is among AMERISOURCE HEALTH CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), AMERISOURCE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, as guarantor (the "Subsidiary Guarantor"), AMERISOURCEBERGEN CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Parent"), the companies listed on Schedule I attached hereto (individually, an "Additional Subsidiary Guarantor," and collectively, the "Additional Subsidiary Guarantors"), subsidiaries of the Company, and BANK ONE TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as Trustee hereunder (the "Trustee").

                                    RECITALS

          WHEREAS, the Company, the Subsidiary Guarantor and the Trustee have heretofore duly executed and delivered an Indenture dated as of December 12, 2000, with respect to the 5% Convertible Subordinated Notes due December 1, 2007 of the Company (the "Securities"), and such obligations of the Company were assumed by the Parent pursuant to the First Supplemental Indenture dated as of August 29, 2001 among the Company, the Subsidiary Guarantor, the Parent and the Trustee (as supplemented, the "Indenture"); and

          WHEREAS, Section 8.1 of the Indenture provides that without the consent of any Holders of Securities the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto to make any change that would not adversely affect the interests of the Holders of Securities;

          WHEREAS, the Board of Directors of the Company, the Board of Directors of the Subsidiary Guarantor, the Board of Directors of the Parent and the respective Boards of Directors of each Additional Subsidiary Guarantor have authorized the execution of this Second Supplemental Indenture and the delivery hereof to the Trustee for the purpose of modifying the Indenture as set forth herein;

          WHEREAS, in all other respects all actions have been taken necessary to make this Second Supplemental Indenture the valid, binding and legal obligation of the Company, the Subsidiary Guarantor, the Parent and each Additional Subsidiary Guarantor in accordance with its terms;

          NOW, THEREFORE, in consideration of the premises, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Subsidiary Guarantor, the Parent and each Additional Subsidiary Guarantor hereby covenants and agrees with the Trustee as follows:

          SECTION 1. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

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          SECTION 2.  Agreement to Guarantee. Along with the Subsidiary
Guarantor, each Additional Subsidiary Guarantor unconditionally, and jointly and severally, guarantees the Securities and the obligations of the Company and the Parent thereunder and under the Indenture as a "Subsidiary Guarantor" in accordance with and subject to all of the terms and conditions set forth in
Article XIV of the Indenture. The obligations of each Additional Subsidiary Guarantor are expressly subordinated to all Guarantor Senior Debt of each Subsidiary Guarantor, to the extent and in the manner provided in Article XIV of the Indenture.

          SECTION 3. Right to Designate Additional Subsidiary Guarantor as Non-Guarantor. At any time after execution of this Second Supplemental Indenture, the Company shall have the right in its sole discretion to designate in an officers' certificate delivered to the Trustee any Additional Subsidiary Guarantor as a non-guarantor ("Non-Guarantor") and such designated Non-Guarantor shall be released and relieved of all obligations as Subsidiary Guarantor and under its Subordinated Guarantee upon delivery of the officers' certificate to the Trustee designing such Non-Guarantor, provided that at the time of such redesignation, no Default or an Event of Default shall have occurred and be continuing under the Indenture. Upon delivery by the Company to the Trustee of such officers' certificate designating a Non-Guarantor, the Trustee shall execute any documents reasonably required in order to evidence the release of such Non-Guarantor from its obligations as Subsidiary Guarantor under the Indenture and its Subordinated Guarantee.

          Any term or provision of this Second Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the guarantee by each Additional Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Second Supplemental Indenture, as it relates to such Additional Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 4. The Indenture. This Second Supplemental Indenture is expressly made supplemental to and shall form a part of the Indenture and is made subject to all the conditions, covenants and warranties contained in the Indenture. Nothing in this Second Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Second Supplemental Indenture. Each reference in the Indenture to "this Indenture", "hereunder", "hereof", and words of like import referring to the Indenture and each reference in any other transaction document relating to the Indenture shall mean the Indenture as amended hereby.

          SECTION 5. Legend. There shall be stamped, overprinted, typed or otherwise noted on Notes authenticated and delivered after the date hereof the following legend:

          "THE INDENTURE GOVERNING THIS NOTE HAS BEEN AMENDED BY A SUPPLEMENTAL INDENTURE DATED AS OF DECEMBER 27, 2001. REFERENCE IS MADE TO SUCH SUPPLEMENTAL INDENTURE FOR A STATEMENT OF THE AMENDED RIGHTS AND OBLIGATIONS OF THE COMPANY AND HOLDERS OF THE NOTES."

                                        2

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          SECTION 6.  Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Indenture as hereby supplemented, or the due execution hereof by the Company, the Subsidiary Guarantor, the Parent and the Additional Subsidiary Guarantors, or the recitals and statements contained herein, all of which recitals and statements are made solely by the Company, the Subsidiary Guarantor, the Parent and the Additional Subsidiary Guarantors, as the case may be.

          SECTION 7. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, the United States of America, without regard to the principles of conflicts of laws.

          SECTION 8. Counterparts. This Second Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          SECTION 9. No Adverse Affect. Other than changes required or permitted pursuant to the Indenture, nothing in this Second Supplemental Indenture shall effect any change to the Indenture that would adversely affect the interests of the Holders of the Securities.

                                        3

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          IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed as of the day and year first written above.

                                  Additional Subsidiary Guarantors:


                                  Alliance Health Services, Inc.
                                  Alliance Home Health Care, Inc.
                                  AmeriSource Health Services Corporation
                                  AmeriSource Sales Corporation
                                  ASD Hemophilia Management, LLC
                                  ASD Specialty Healthcare, Inc.
                                  BBC Laboratories
                                  BBC Operating Sub, Inc.
                                  BBC Packing Corporation
                                  BBC Special Packaging, Inc.
                                  BBC Transportation Company
                                  Bergen Brunswig Corporation
                                  Bergen Brunswig Drug Company
                                  Bergen Brunswig Realty Services, Inc.
                                  Beverly Acquisition Corporation
                                  Brownstone Pharmacy, Inc.
                                  Capstone Med, Inc.
                                  Capstone Pharmacy of Delaware, Inc.
                                  C.D. Smith Healthcare, Inc.
                                  Century Advertising, Inc.
                                  Choice Medical, Inc.
                                  Compuscript, Inc.
                                  Computran Systems, Inc.
                                  Corrections Pharmacies Licensing
                                           Company, L.L.C.
                                  Corrections Pharmacies, L.L.C.
                                  DD Wholesale, Inc.
                                  Drug Service, Inc.
                                  Dunnington Drug, Inc.
                                  Dunnington Rx Services of Massachusetts, Inc. Dunnington Rx Services of Rhode Island, Inc. Durr-Fillauer Medical, Inc.
                                  Express Pharmacy Services, Inc.
                                  Family Center Pharmacy, Inc.
                                  General Drug Company
                                  Goot Nursing Home Pharmacy, Inc.
                                  Goot's Goodies, Inc.

                                        4

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                                  Goot's Pharmacy & Orthopedic Supply, Inc.
                                  Goot Westbridge Pharmacy, Inc.
                                  Green Barn, Inc.
                                  Healthcare Prescription Services, Inc.
                                  Health Services Capital Corporation
                                  Home Medical Equipment Health Company
                                  Insta-Care Holdings, Inc.
                                  Insta-Care Pharmacy Services Corporation
                                  Integrated Commercialization Solutions, Inc.
                                  Inteplex, Inc.
                                  James Brudnick Company, Inc.
                                  K/S Instrument Corp.
                                  LAD Drug Corporation
                                  Los Angeles Drug Corporation
                                  MDP Properties, Inc.
                                  Medical Health Industries, Inc.
                                  Medidyne Corp.
                                  Omni Med B, Inc.
                                  Pharmacy Corporation of America, Inc.
                                  Pharmacy Corporation of America-
                                           Massachusetts, Inc.
                                  Pharmacy Dynamics Group, Inc.
                                  PharMerica Drug Systems, Inc.
                                  PharMerica, Inc.
                                  Premier Pharmacy, Inc.
                                  RightPak, Inc.
                                  Rombro's Drug Center, Inc.
                                  SBS Pharmaceuticals, Inc.
                                  Southwestern Drug Corporation
                                  Southwest Pharmacies, Inc.
                                  Stadt Solutions, LLC
                                  The Allen Company
                                  The Lash Group, Inc.
                                  Tmesys(TM), Inc.
                                  Value Apothecaries, Inc.



                                  By:   /s/ William D. Sprague
                                        -----------------------------------
                                        Name:  William D. Sprague
                                        Title: Vice President and Secretary

                                        5

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                                  ASD HEMOPHILIA PROGRAM, L.P.
                                  By:      ASD Hemophilia Management, LLC,
                                           General Partner

                                  By:      /s/ William D. Sprague
                                           -----------------------------------
                                           Name:  William D. Sprague
                                           Title: Vice President and Secretary


                                  CORRECTIONS PHARMACIES OF CALIFORNIA, LP
                                  By:      Corrections Pharmacies, L.L.C.,
                                           General Partner

                                  By:      /s/ William D. Sprague
                                           -----------------------------------
                                           Name:  William D. Sprague
                                           Title: Vice President and Secretary


                                  CORRECTIONS PHARMACIES OF HAWAII, LP
                                  By:      Corrections Pharmacies, L.L.C.,
                                           General Partner

                                  By:      /s/ William D. Sprague
                                           -----------------------------------
                                           Name:  William D. Sprague
                                           Title: Vice President and Secretary


                                  PHARMACY HEALTHCARE SOLUTIONS, LTD.
                                  By:      Value Apothecaries, Inc., General
                                           Partner

                                  By:      /s/ William D. Sprague
                                           -----------------------------------
                                           Name:  William D. Sprague
                                           Title: Vice President and Secretary


                                  AMERISOURCE HERITAGE CORPORATION

                                  By:  /s/ Diana Kammerer
                                       ---------------------------------------
                                  Name:    Diana Kammerer
                                  Title:   Secretary

                                        6

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                                  The Company:


                                  AMERISOURCE HEALTH CORPORATION

                                  By:      /s/ William D. Sprague
                                           -----------------------------------
                                           Name:  William D. Sprague
                                           Title: Vice President, General
                                                  Counsel and Secretary


                                  The Subsidiary Guarantor:


                                  AMERISOURCE CORPORATION,

                                  By:      /s/ William D. Sprague
                                           -----------------------------------
                                           Name:  William D. Sprague
                                           Title: Vice President, General
                                                  Counsel and Secretary


                                  The Parent:

                                  AMERISOURCEBERGEN CORPORATION

                                  By:      /s/ William D. Sprague
                                           -----------------------------------
                                           Name:  William D. Sprague
                                           Title: Vice President, General
                                                  Counsel and Secretary

                                  The Trustee:


                                  BANK ONE TRUST COMPANY, N.A

                                  By:  /s/ Michael Pinzon
                                       ---------------------------------------
                                       Name:  Michael Pinzon
                                       Title: Authorized Officer

                                       7

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                                                                      Schedule I

Alliance Health Services
Alliance Home Health Care, Inc.
AmeriSource Health Services Corporation
AmeriSource Heritage Corporation
AmeriSource Sales Corporation
ASD Hemophilia Management, LLC
ASD Hemophilia Program, L.P.
ASD Specialty Healthcare, Inc.
BBC Laboratories
BBC Operating Sub, Inc.
BBC Packing Corporation
BBC Special Packaging, Inc.
BBC Transportation Company
Bergen Brunswig Corporation
Bergen Brunswig Drug Company
Bergen Brunswig Realty Services, Inc.
Beverly Acquisition Corporation
Brownstone Pharmacy, Inc.
Capstone Med, Inc.
Capstone Pharmacy of Delaware, Inc.
C.D. Smith Healthcare, Inc.
Century Advertising, Inc.
Choice Medical, Inc.
Compuscript, Inc.
Computran Systems, Inc.
Corrections Pharmacies Licensing Company, L.L.C.
Corrections Pharmacies, L.L.C.
Corrections Pharmacies of California, LP
Corrections Pharmacies of Hawaii, LP
DD Wholesale, Inc.
Drug Service, Inc.
Dunnington Drug, Inc.
Dunnington Rx Services of Massachusetts, Inc.
Dunnington Rx Services of Rhode Island, Inc.
Durr-Fillauer Medical, Inc.
Express Pharmacy Services, Inc.
Family Center Pharmacy, Inc.
General Drug Company
Goot Nursing Home Pharmacy, Inc.
Goot's Goodies, Inc.
Goot's Pharmacy & Orthopedic Supply, Inc.
Goot Westbridge Pharmacy, Inc.

Green Barn, Inc.
Healthcare Prescription Services, Inc.
Health Services Capital Corporation
Home Medical Equipment Health Company
Insta-Care Holdings, Inc.
Insta-Care Pharmacy Services Corporation
Integrated Commercialization Solutions, Inc.
Inteplex, Inc.
James Brudnick Company, Inc.
K/S Instrument Corp.
LAD Drug Corporation
Los Angeles Drug Corporation
MDP Properties, Inc.
Medical Health Industries, Inc.
Medidyne Corp.
Omni Med B, Inc.
Pharmacy Corporation of America, Inc.
Pharmacy Corporation of America-Massachusetts, Inc.
Pharmacy Dynamics Group, Inc.
Pharmacy Healthcare Solutions, Ltd.
PharMerica Drug Systems, Inc.
PharMerica, Inc.
Premier Pharmacy, Inc.
RightPak, Inc.
Rombro's Drug Center, Inc.
SBS Pharmaceuticals, Inc.
Southwestern Drug Corporation
Southwest Pharmacies, Inc.
Stadt Solutions, LLC
The Allen Company
The Lash Group, Inc.
Tmesys(TM), Inc.
Value Apothecaries, Inc.

                                        9